EXHIBIT 99.1

FOR IMMEDIATE RELEASE

FEDERAL CIRCUIT ISSUES RULING IN NETWORK-1's COX IPR APPEAL

New York, New York - March 28, 2018 - Network-1 Technologies, Inc. (NYSE MKT American: NTIP) announced today that the United States Court of Appeals for the Federal Circuit ("Federal Circuit") issued its decision in the appeals of four Final Written Decisions of the Patent Trial and Appeals Board ("PTAB") of the United States Patent and Trademark Office ("USPTO") brought by Google, Inc. ("Google") and YouTube, LLC. ("YouTube").

In its decision, the Federal Circuit ruled that the PTAB erred in its claim construction of a certain claim term.   It vacated certain rulings of the PTAB's Final Written Decisions in favor of Network-1 based on that claim construction and remanded the four cases to the PTAB for further proceedings to address the claims that contained the term that was erroneously construed.  The Federal Circuit left undisturbed the PTAB's findings that the remaining claims of the patents (that did not include this claim term) are not invalid.

This is the latest decision in Network-1's longstanding dispute with Google and YouTube over infringement of certain patents of Network-1's Cox Patent Portfolio.

 In April 2014 and December 2014, Network-1 initiated litigation against Google and YouTube in the United States District Court for the Southern District of New York ("District Court Litigations") for infringement of several of its Cox Patent Portfolio patents that Network-1 acquired from Dr. Ingemar Cox which relate to identifying media content on the Internet.  The lawsuits allege that Google and YouTube have infringed and continue to infringe certain of the Network-1's patents by making, using, selling and offering to sell unlicensed systems and related products and services, which include YouTube's Content ID system.

The Federal Circuit decision addresses four Inter Partes Review proceedings filed by Google and YouTube in 2014 petitioning the USPTO to cancel as unpatentable the claims of the four U.S. patents being asserted in the District Court Litigations.  In its decisions, the PTAB ruled that Google had failed to show that any of U.S. Patents Nos. 8,010,988, 8,640,179, and 8,656,441 were unpatentable.  With respect to U.S. Patent No. 8,205,237, the PTAB ruled that twenty (20) claims were patentable and that ten (10) claims were not patentable.  Google and YouTube appealed only some of the PTAB's rulings to the Federal Circuit and oral arguments were heard in December 2017.

As previously announced, in January 2018, the Federal Circuit affirmed the Final Written Decision of the PTAB in favor of Network-1 relating to a Covered Business Method Review ("CBM") challenge made by Google and YouTube to the patentability of U.S. Patent No. 8,904,464, another patent in Network-1's Cox Patent Portfolio, which is the subject of the litigation initiated by Network-1 in December 2014.

As a result of the Federal Circuit's decisions in the appeals of the IPR and CBM proceedings, several of the claims being asserted in the District Court Litigations have been found not invalid.  The District Court Litigations were stayed pending the Federal Circuit proceedings.

The Cox Patent Portfolio includes patents relating to enabling technology for identifying media content, such as music and videos, and taking further actions to be performed based on such identification including, among others, the insertion of advertising and the facilitation of the purchase of goods and services relating to the media content.   Since the acquisition of the portfolio, Network-1 has filed twenty-four (24) additional patent applications (eighteen (18) of which have been issued) bringing the total portfolio of granted patents to twenty-three (23).  Six (6) applications relating to the original specification are still pending and Network-1 anticipates further issuances of additional claims for this portfolio.

Dr. Cox is currently a Professor at the University of Copenhagen and a Professor at University College London where he is Head of its Media Futures Group.  Dr. Cox was formerly a member of the Technical Staff at AT&T Bell Labs and a Fellow at NEC Research Institute.  In connection with the acquisition of the Portfolio, Dr. Cox provides consulting services to Network-1 with respect to the acquired patents and the related pending and future patent applications and assists in Network-1's efforts to develop the portfolio.

ABOUT NETWORK-1 TECHNOLOGIES, INC.

Network-1 Technologies, Inc. is engaged in the development, licensing and protection of its intellectual property and proprietary technologies.  Network-1 works with inventors and patent owners to assist in the development and monetization of their patented technologies. Network-1 currently owns fifty-one (51) patents covering various telecommunications and data networking technologies as well as technologies relating to document stream operating systems, the identification of media content, and the Internet of Things (IoT) and Machines to Machine industries and next generation consumer mobile technologies. Network-1's current strategy includes continuing to pursue licensing opportunities for its Remote Power Patent and its efforts to monetize its Cox Patent Portfolio, Mirror Worlds Patent Portfolio as well as the newly acquired patent portfolio from M2M and IOT Technologies, LLC.  Network-1's acquisition strategy is to focus on acquiring high quality patents which management believes have the potential to generate significant licensing opportunities as Network-1 has achieved with respect to its Remote Power Patent and Mirror Worlds Patent Portfolio. Network-1's Remote Power Patent has generated licensing revenue in excess of $119,000,000 from May 2007 through September 30, 2017.  Since the acquisition of its Mirror Worlds Patent Portfolio in May 2013, Network-1 has achieved licensing and other revenue of $47,150,000 through September 30, 2017 with respect to its Mirror Worlds Patent Portfolio.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements address future events and conditions concerning Network-1's business plans. Such statements are subject to a number of risk factors and uncertainties as disclosed in the Network-1's Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed with the Securities and Exchange Commission, including, among others, the effect on Network-1's business and results of operations of the November 13, 2017 jury verdict in the Hewlett-Packard trial invalidating certain claims of the Remote Power Patent and finding non-infringement by HP, the ability of Network-1 to successfully execute its strategy to acquire high quality patents with significant licensing opportunities, Network-1's ability to achieve revenue and profits from its Cox Patent Portfolio, its recently acquired patent portfolio from M2M and IOT Technologies, LLC and additional revenue and profit from its Mirror Worlds Patent Portfolio as well as intellectual property it may acquire in the future, the ability of Network-1 to enter into additional license agreements, the ability of Network-1 to continue to receive material royalties from its existing license agreements for its Remote Power Patent, the uncertainty of patent litigation and proceedings at the United States Patent and Trademark Office, the difficulty in Network-1 verifying royalty amounts owed to it by its licensees, Network-1's ability to enter into strategic relationships with third parties to license or otherwise monetize their intellectual property, the continued viability of the PoE market, the risk in the future of Network-1 being classified as a Personal Holding Company, future economic conditions and technology changes and legislative, regulatory and competitive developments. Except as otherwise required to be disclosed in periodic reports, Network-1 expressly disclaims any future obligation or undertaking to update or revise any forward-looking statement contained herein.

Corey M. Horowitz, Chairman and CEO
Network-1 Technologies, Inc.
(212) 829-5770